Exhibit 10.15

CONSENT, WAIVER AND AMENDMENT AGREEMENT

This CONSENT, WAIVER AND AMENDMENT AGREEMENT (this “Agreement”), dated as of September 22, 2014, by and among HC2 Holdings, Inc., a Delaware corporation (the “Company”), and each of the undersigned (the “Original Purchasers”).

WHEREAS, reference is made to (i) the Securities Purchase Agreement (the “Luxor/DG Purchase Agreement”), dated as of the date hereof, by and among the Company and the purchasers party thereto (the “Luxor/DG Purchasers”), substantially in the form attached hereto as Exhibit A; (ii) the Securities Purchase Agreement (the “Original Purchase Agreement”), dated as of May 29, 2014, by and among the Company and the undersigned (the “Original Purchasers”); (iii) the Certificate of Designation (the “Series A Certificate of Designation”) of Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) of HC2 Holdings, Inc., dated as of May 29, 2014; and (iv) the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 29, 2014, by and among the Company and the Original Purchasers. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms under the Original Purchase Agreement.

Transactions

WHEREAS, the Company desires to: (i) issue and sell shares of Series A-1 Preferred Stock (as defined below) to the Luxor/DG Purchasers (the “Equity Issuance”) pursuant to the terms of the Luxor/DG Purchase Agreement, which shares of Series A-1 Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designation (the “Series A-1 Certificate of Designation”) of Series A-1 Convertible Participating Preferred Stock (the “Series A-1 Preferred Stock”) of HC2 Holdings, Inc., dated as of the date hereof, substantially in the form attached hereto as Exhibit B; (ii) grant registration rights (the “Registration Rights”) to the Luxor/DG Purchasers in connection with the Equity Issuance on the terms and conditions set forth in the Amended and Restated Registration Rights Agreement, by and among the Company, the Original Purchasers and the Luxor/DG Purchasers, substantially in the form attached hereto as Exhibit C; (iii) amend and restate the Series A Certificate of Designation in the form attached hereto as Exhibit D (as amended, the “Amended Series A Certificate of Designation”); (iv) amend the Original Purchase Agreement; and (v) enter into that certain Credit Agreement (the “Credit Agreement”), among the Company, the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein) and Jefferies Finance LLC, as arranger, as book manager, and as documentation agent, syndication agent and administrative agent for the Lenders and as collateral agent for the Secured Parties, in material substance in the form attached hereto as Exhibit E (the issuance of any indebtedness thereunder, the “Debt Issuance”).

Original Purchase Agreement

WHEREAS, pursuant to Section 5.4 of the Original Purchase Agreement, each of the Original Purchasers has a participation right with respect to the Equity Issuance (the “Securities Participation Right”) and the Debt Issuance (the “Debt Participation Right”), in each case subject to the terms and conditions set forth therein;

WHEREAS, each of the Original Purchasers desires to waive its Securities Participation Right and its Debt Participation Right;

WHEREAS, each of the Original Purchasers desires to amend the Original Purchase Agreement as set on Exhibit F hereto;

WHEREAS, pursuant to Section 12.12 of the Original Purchase Agreement, any modification, alteration, waiver or change in any of the terms of the Original Purchase Agreement must be made in writing and duly executed by the Company and the Original Purchasers (provided, that certain actions permitted to be taken by the Original Purchasers, as a group, requires the approval of only the Requisite Holders, and after such approval, such decision is binding on all of the Original Purchasers);

Series A Certificate of Designation

WHEREAS, pursuant to Section 4(b)(i) of the Series A Certificate of Designation, the Company may not, without the Requisite Approval (as defined below), amend, repeal, alter or add, delete or otherwise change the powers, preferences, rights or privileges of the Series A Preferred Stock in a manner adverse to the Holders (as defined therein);

WHEREAS, pursuant to Section 9(a) of the Series A Certificate of Designation, the Company may not, without the Requisite Approval, borrow or otherwise issue Indebtedness (as defined therein) if, after giving effect to such borrowing or issuance, the Debt/NAV Ratio (as defined therein) would be greater than 0.75;

WHEREAS, the Debt Issuance will result in a Debt/NAV Ratio in excess of 0.75;

WHEREAS, pursuant to Section 9(b) of the Series A Certificate of Designation, the Company may not, without the Requisite Approval, issue Parity Securities (as defined in the Series A Certificate of Designation) if, among other things, the conversion price applicable to such securities is to be less than $4.75, without the Requisite Approval;

WHEREAS, the Series A-1 Preferred Stock to be issued pursuant to the Equity Issuance will be a Parity Security (as defined in the Series A Certificate of Designation) with an initial Conversion Price (as defined in the Series A-1 Certificate of Designation) of $4.25;

WHEREAS, the Original Purchasers desire to consent to the Debt Issuance, the Equity Issuance, the adoption of the Amended Series A Certificate of Designation and the adoption of the Series A-1 Certificate of Designation, including under the Series A Certificate of Designation;

WHEREAS, pursuant to Section 11(d)(i) of the Series A Certificate of Designation, any consent, waiver, vote, decision, election or action required or permitted to be taken under the Series A Certificate of Designation by the holders of the Series A Preferred Stock as a group requires the approval or action, as applicable, of the Requisite Holders (as defined in the Series A Certificate of Designation) and, after such approval or action, is binding on all of the holders of Series A Preferred Stock (the “Requisite Approval”);

WHEREAS, the Original Purchasers constitute all of the holders of Series A Preferred Stock and the Requisite Holders under and as defined in the Series A Certificate of Designation;

Registration Rights Agreement

WHEREAS, pursuant to Section 2.10 of the Registration Rights Agreement, the Company cannot grant the Registration Rights without the prior written consent of the Original Purchasers, who represent the Majority Hudson Bay Investors, the Majority PECM Investors and the Holders of a majority of the Registrable Securities outstanding (each as defined in the Registration Rights Agreement); and

WHEREAS, the Original Purchasers desire to consent to the granting of the Registration Rights.

NOW THEREFORE,

1. Consent to Equity Issuance; Waiver of Securities Participation Right. Each of the Original Purchasers does hereby (a) consent to the Equity Issuance, the execution and delivery by the Company of the Luxor/DG Purchase Agreement, the adoption of the Amended Series A Certificate of Designation and the adoption of the Series A-1 Certificate of Designation, including pursuant to Sections 4(b)(i) and 9(b) of the Series A Certificate of Designation; and (b) waive its Securities Participation Right with respect to the Equity Issuance.

2. Consent to Debt Issuance; Waiver of Debt Participation Right. Each of the Original Purchasers does hereby (a) consent to the Debt Issuance (inclusive of all interest and other fees and expenses accrued in the ordinary course in connection with such indebtedness), including pursuant to Section 9(a) of the Series A Certificate of Designation and (b) waive its Debt Participation Right with respect to the Debt Issuance. For the avoidance of doubt, the consent granted pursuant to the immediately preceding sentence is limited to the Initial Interim Term Loans and the Delayed Draw Interim Term Loans described in the Credit Agreement (as described in the form of Credit Agreement attached hereto). Each of the Original Purchasers does hereby further consent to, pursuant to Section 9(a) of the Series A Certificate of Designation, any issuance of indebtedness in connection with any refinancing of indebtedness under the Credit Agreement, including a refinancing of such indebtedness pursuant to the Permanent Notes Documents or the Exchange Notes Documents (each as defined in the Credit Agreement) provided that (i) in the case of the issuance of Exchange Notes (as defined in the Credit Agreement), such Exchange Notes are issued in accordance with the terms of the Credit Agreement and (ii) in the case of any other refinancing, the principal amount of such indebtedness (A) does not exceed the sum of (x) the then outstanding principal plus accrued and unpaid interest under the Credit Agreement, plus (y) any principal amount that was previously prepaid under the Credit Agreement plus (z) any related refinancing fees and expenses and (B) the entire proceeds of the issuance of such indebtedness (less an amount equal to any principal amount that was previously prepaid under the Credit Agreement) are used to repay indebtedness under the Credit Agreement and any related refinancing fees and expenses. Each of the Original Purchasers does hereby further waive its rights pursuant to Section 5.4 of the Original Purchase Agreement to participate in any issuance of indebtedness issued pursuant to Exchange Notes (as defined in the Credit Agreement). For the avoidance of doubt, the waiver granted pursuant to this Section 2 shall not apply to, and the Original Purchasers hereby expressly reserve their right pursuant to Section 5.4 of the Original Purchase Agreement to participate in, the issuance of indebtedness issued pursuant to the Permanent Notes Documents (as defined in the Credit Agreement).

3. Amendment of Original Purchase Agreement. The Original Purchase Agreement is hereby amended as set forth on Exhibit F hereto.

4. Waiver Under Registration Rights Agreement. Each of the Original Purchasers does hereby consent, including pursuant to Section 2.10 of the Registration Rights Agreement, to the granting of the Registration Rights.

5. Waiver of Notice Requirements. This Agreement shall satisfy any notice requirement that may be required to be given to the Original Purchasers pursuant to the Original Purchase Agreement or otherwise in connection with the Equity Issuance, the Debt Issuance and the other transactions contemplated hereby.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Original Purchasers that:

a. After giving effect to this Agreement, the Series A-1 Certificate of Designation, the Amended Series A Certificate of Designation, the Luxor/DG Purchase Agreement and the Amended and Restated Registration Rights Agreement, each representation and warranty set forth in Section 3 of the Original Purchase Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates and other than any such representation and warranty that may have been amended or modified by any matter disclosed in the Company Disclosure Schedule to the Luxor/DG Purchase Agreement);

b. The Company has the power and authority to enter into this Agreement and all other agreements contemplated hereby, and to do and perform all acts and things as are required or contemplated hereunder to be done, observed and performed by the Company;

c. Each of this Agreement and all other agreements to be executed by the Company which are contemplated hereby has been duly authorized (by all necessary corporate and limited liability company action and otherwise), validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms;

d. After giving effect to this Agreement, the execution and delivery of this Agreement and all other agreements to be executed by the Company and contemplated hereby and the Company’s performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any the Company’s charter, by-laws, certificate of incorporation or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, note, arrangement or undertaking, to which the Company is a party or by which the Company or its assets or properties are or may become bound; and

e. After giving effect to this Agreement, the Series A-1 Certificate of Designation, the Amended Series A Certificate of Designation, the Luxor/DG Purchase Agreement and the Amended and Restated Registration Rights Agreement, no default under any such agreement has occurred and is continuing.

7. No Further Amendments. Except for the consents, waivers and amendments set forth herein, the text of each of the Original Purchase Agreement, the Amended Series A Certificate of Designation and the Amended and Restated Registration Rights Agreement shall remain unchanged and in full force and effect and each is hereby ratified and reaffirmed in all respects. No waiver by the Original Purchasers under the Original Purchase Agreement, Series A Certificate of Designation or the Registration Rights Agreement is granted or intended except as expressly set forth herein, and the Original Purchasers expressly reserve the right to require strict compliance with the terms of each of the Original Purchase Agreement, the Amended Series A Certificate of Designation and the Amended and Restated Registration Rights Agreement in all respects.

8. Fees and Legal Fees. The Company hereby agrees to pay to the Original Purchasers all reasonable out of pocket fees and reasonable out of pocket expenses incurred by the Original Purchasers in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Ropes & Gray, as counsel to the PECM Purchasers and the Hudson Bay Purchaser.

9. Binding on Successors, Assigns, Transferees. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and, upon a transfer of Shares or Conversion Shares in accordance with Section 8 of the Original Purchase Agreement, such transferee shall be bound by the terms of this Agreement (including the approvals and waivers granted hereunder) as if originally a party hereto.

10. Entire Agreement. This Agreement and the documents and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

11. Miscellaneous. Sections 12.1 through 12.7 and 12.9 through 12.12 of the Original Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY

HC2 HOLDINGS, INC.

By:	/s/ Mesfin Demise
	Name:	Mesfin Demise
	Title:	Chief Financial Officer

[Signature Page to Consent and Waiver]

HUDSON BAY PURCHASER

HUDSON BAY ABSOLUTE RETURN CREDIT OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Marc Sole
	Name:	Marc Sole
	Title:	Authorized Signatory

[Signature Page to Consent and Waiver]

PECM PURCHASERS

PROVIDENCE DEBT FUND III L.P.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	CFO – Capital Markets Group

[Signature Page to Consent and Waiver]

PROVIDENCE DEBT FUND III MASTER (NON-US) L.P.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	CFO – Capital Markets Group

[Signature Page to Consent and Waiver]

PECM STRATEGIC FUNDING L.P.

By:	PECM Strategic Funding GP L.P., its general partner

By:	PECM Strategic Funding GP Ltd., its general partner

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	CFO – Capital Markets Group

[Signature Page to Consent and Waiver]

BENEFIT STREET PARTNERS SMA LM L.P.

By:	/s/ Bryan Martoken
	Name:	Bryan Martoken
	Title:	CFO – Capital Markets Group

[Signature Page to Consent and Waiver]

DG VALUE PARTNERS, LP

By:	DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
	Name:	Dov Gertzulin
	Title:	Managing Member

[Signature Page to Consent and Waiver]

DG VALUE PARTNERS II MASTER FUND, LP

By:	DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
	Name:	Dov Gertzulin
	Title:	Managing Member

[Signature Page to Consent and Waiver]

SPECIAL SITUATIONS, LLC

By:	DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
	Name:	Dov Gertzulin
	Title:	Managing Member

[Signature Page to Consent and Waiver]

SPECIAL SITUATIONS X, LLC

By:	DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
	Name:	Dov Gertzulin
	Title:	Managing Member

[Signature Page to Consent and Waiver]

DG CREDIT OPPORTUNITIES, LP

By:	DG Capital Management, LLC, its investment manager

By:	/s/ Dov Gertzulin
	Name:	Dov Gertzulin
	Title:	Managing Member

[Signature Page to Consent and Waiver]

Exhibit A

Luxor/DG Purchase Agreement

[See attached.]

Exhibit B

Series A-1 Certificate of Designation

[See attached.]

Exhibit C

Amended and Restated Registration Rights Agreement

[See attached.]

Exhibit D

Amended Series A Certificate of Designation

[See attached.]

Exhibit E

Credit Agreement

[See attached.]

Exhibit F

Amendment to Original Purchase Agreement

1.	The following defined term shall be inserted in alphabetical order in Section 1 of the Original Purchase Agreement

“Luxor Purchasers” means each of Luxor Capital Partners, LP; Luxor Capital Partners Offshore Master Fund, LP and Luxor Wavefront, LP.”

“September SPA” means that certain Securities Purchase Agreement, dated as of September 22, 2014, by and among the Luxor Purchasers, DG Value Partners, LP, DG Value Partners II Master Fund, LP and DG Credit Opportunities, LP. and the Company, as amended from time to time.”

2.	The following defined term in Section 1 of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Participation Rights Fraction” shall mean, with respect to a Purchaser, a fraction, the numerator of which is the number of shares of Common Stock held by such Purchaser and its Affiliates in the aggregate on an as converted basis, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding (assuming all Preferred Stock and shares of Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share, of the Company is converted to Common Stock), as of such date”

3.	The last sentence of the lead-in of Section 5.5 of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“A Purchaser shall be entitled to apportion or assign the right of first offer to purchase any Additional Preferred Securities hereby granted to it (the “Right of First Offer”) in such proportions as it deems appropriate, among itself, its Affiliates and to any other Purchaser or Luxor Purchaser.”

4.	Section 5.5(b) of the Original Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“By notification to the Company within five (5) days after the Offer Notice is given, each Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such Additional Preferred Securities which equals the proportion that the Common Stock then held by such Purchaser (along with its Affiliates (provided that no Affiliates’ interest is counted more than once)) on an as converted basis bears to the total Common Stock then held by (x) the Purchasers (along with their Affiliates) and (y) the Luxor Purchasers (along with their Affiliates), in each case on an as converted basis (or such higher amount as has been assigned to such Purchaser by any other Purchaser in accordance with Section 5.5 hereof or by the Luxor Purchasers in accordance with the terms of the September SPA). At the expiration of such five (5) day period, the Company shall promptly notify each Purchaser that elects to purchase or acquire all the shares available to it (together with any Luxor Purchaser that elects to purchase or acquire all the shares available to it under the September SPA, each, a “Fully Exercising Investor”) of any other Purchaser’s failure to do likewise and of any Luxor Purchaser’s failure to do likewise under the September APA. During the five (5) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the Additional Preferred Securities for which the Purchasers and the Luxor Purchasers (under the September SPA) were entitled to subscribe but that were not subscribed for by the Purchasers or Luxor Purchasers (under the September SPA) which is equal to the proportion that the Common Stock issued and held by such Purchaser (along with its Affiliates (provided that no Affiliates’ interest is counted more than once)) on an as converted basis bears to the Common Stock issued and held (on an as converted basis) by all the other Fully Exercising Purchasers who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 5.5(b) shall occur within the later of ninety days of the date that the Offer Notice is given and the date of initial sale of Additional Preferred Securities pursuant to Subsection 5.5(c).”